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                                      EXHIBIT 21

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                                                                   Exhibit (21)

                                 LIST OF SUBSIDIARIES

The following table sets forth certain information with respect to the significant subsidiaries of the Registrant. All of the voting securities of each subsidiary are owned by the Registrant (or a wholly owned subsidiary of the Registrant) and its financial statements are included in the consolidated financial statements of the Registrant.

                                                 Jurisdiction of
    Name                                         Incorporation
    ----                                         --------------

Acieries de Ploermel                                  France
Alcor Petroleum Instruments, Inc.                     Delaware
Chrome Crankshaft Co.                                 Delaware
Chrome Crankshaft Company of Illinois                 Illinois
Consolidated Metco, Inc.                              Delaware
Keystone Industries, Inc.                             Delaware
Means Industries, Inc.                                Michigan
Precision Scientific, Inc.                            Delaware
Prime Manufacturing Corporation                       Delaware
Unit Rail Anchor Company                              Delaware
Varlen Instruments, Inc.                              Delaware
Walter Herzog GmbH                                    Germany